UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  July 27, 2006

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Lifestream Technologies, Inc.

(Exact name of registrant as specified in its charter)

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Nevada	0-29058	82-0487965
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

570 S. Clearwater Loop, Building 1000, Suite D, Post Falls, ID 83854

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 208-457-9409

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.

Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Transaction.

On February 19, 2006, the Company failed to make a required maturity date payment in the aggregate principal amount of $427,000 under an unsecured convertible debenture dated February 19, 2004 in favor of Alpha Capital AG (“Alpha”).

Under the terms of the $427,000 indebtedness, in the event of a payment default that continues after 15 days following written notice of default sent by the lender, then each lender has the right to demand a mandatory prepayment of 130% of the principal amount of the indebtedness ($555,100), and, five days from the event of default, interest will begin to accrue on the mandatory prepayment amount.

On July 27, 2006 Alpha notified Lifestream Technologies Inc. (“Lifestream”) of their intent to demand payment of the $427,000 principal and any other sums due to Alpha in connection with the Convertible Debenture. At this time Lifestream does not have the ability to repay this debt.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 2, 2006

Lifestream Technologies, Inc.

/s/ MATT COLBERT
Matt Colbert Acting Chief Executive Officer and Interim Chief Financial Officer (Acting Principal Executive Officer and Interim Principal Financial and Accounting Officer)